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                                                                   EXHIBIT 10.24

                                   AGREEMENT

         THIS AGREEMENT is made and entered into effective the 28th day of June, 1995, among Titanium Metals Corporation ("TIMET"), Tremont Corporation ("Tremont"), and Union Titanium Sponge Corporation ("UTSC").

                                    RECITALS

         A. Tremont is the holder of 172,115 shares of Class A Common Stock, $.01 par value per share, of TIMET ("TIMET Common Stock"), or approximately 75% of the shares of TIMET Common Stock currently outstanding.

         B. UTSC is the holder of 57,373 shares of TIMET Common Stock, or approximately 25% of the shares of TIMET Common Stock currently outstanding.

         C. TIMET, Tremont, and UTSC are parties to that certain letter agreement dated June 30, 1994 (the "Letter Agreement") pursuant to which, among other things, UTSC agreed to allow TIMET to repay approximately $6.3 million of unpaid interest (the "Deferred Interest") owing to UTSC in installments through 1997.

         D. As of the date hereof, TIMET owes $4,898,051.19 in unpaid Deferred Interest, together with unpaid interest thereon, which amounts are secured by a first priority lien (the "UTSC Lien") on the equipment associated with TIMET's vacuum distillation sponge plant in Henderson, Nevada (the "VDP Equipment").

         E. As of the date hereof, Tremont holds $22.0 million in principal amount of subordinated promissory notes issued by TIMET ("TIMET Subordinated Notes"), as specifically described on Exhibit A hereto, plus unpaid interest thereon.

         F. Tremont and UTSC have agreed to provide additional capital to TIMET through the exchange of TIMET Subordinated Notes, cash, and Deferred Interest for additional shares of TIMET Common Stock as set forth below.

         G. TIMET and Congress Financial Corporation (Central) ("Congress") are parties to that certain Amended and Restated Loan and Security Agreement dated March 24, 1995 (the "TIMET Credit Agreement"), pursuant to which Congress has agreed to provide to TIMET revolving loans, term loans, and letters of credit aggregating up to $80 million, which borrowings are secured by, among other things, a second priority lien (the "Congress Lien") on the VDP Equipment.

         H. Section 10.1(m) of the TIMET Credit Agreement provides, in effect, that it will be an "Event of Default" (as defined therein) under the TIMET Credit Agreement if the Congress Lien on the VDP Equipment has not become first in priority on or before
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June 30, 1995.  In addition, Section 2.3(b) of the TIMET Credit Agreement provides, in effect, that $5 million of the borrowings otherwise available thereunder will become available to TIMET only once the Congress Lien on the VDP Equipment has become first in priority.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth below, the parties hereto agree as follows:


                               TERMS & CONDITIONS


         1.      Capitalization Transaction.       At the Closing (as defined
in Section 2 below), the parties hereto will carry out the following transactions for the purpose of providing TIMET with additional equity capital and allowing for the Congress Lien on the VDP Equipment to become first in priority:

         (a) Tremont will convey to TIMET an aggregate of $9,000,000, consisting of $1,132,513.51 in cash and TIMET Subordinated Notes and unpaid interest thereon in the aggregate amount of $7,867,486.49 (or TIMET Subordinated Notes in principal amount in excess of such amount, with such excess to be evidenced by a new TIMET Subordinated Note on identical terms in the principal amount of such excess to be delivered to Tremont) in exchange for 7,885 shares of TIMET Common Stock to be issued to Tremont;

         (b) TIMET will pay to UTSC by wire transfer to an account designated by UTSC Deferred Interest and unpaid interest thereon in the aggregate amount of $2,132,513.51 (plus $1,395.60 for each day that the Closing Date is after June 16,
                 1995), leaving an unpaid balance of Deferred Interest and interest thereon of $3 million;

         (c) TIMET and Tremont will deliver to UTSC: (i) a legal opinion dated the Closing Date (as defined in Section 2) from counsel to TIMET and Tremont substantially in the form attached hereto as Exhibit B; and (ii) an Officer's Certificate dated the Closing Date executed by an authorized officer of TIMET substantially in the form attached hereto as Exhibit C;





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         (d)     UTSC will deliver to TIMET and Tremont an Officer's
                 Certificate dated the Closing Date executed by an authorized officer of UTSC substantially in the form attached hereto as Exhibit D;

         (e) UTSC will deliver to TIMET, in exchange for 2,627 shares of TIMET Common Stock, the following, each to be in form and substance satisfactory to TIMET and Tremont:

                          (i) a satisfaction and release of TIMET and Tremont substantially in the form attached hereto has Exhibit E; and

                          (ii) executed UCC-3 termination statements for each recording office in which the UTSC Lien has been filed or recorded terminating and releasing in full the UTSC Lien; and

         (f) TIMET will deliver to Tremont and UTSC duly executed certificates representing the shares of TIMET Common Stock to be conveyed to Tremont and UTSC in accordance with the provisions of clauses (a) and (e), respectively, which shares will be duly authorized, validly issued, fully paid and nonassessable.

         2.      Closing Date.    The closing of the capitalization
transactions set forth in Section 1 above (the "Closing") shall occur on June 28, 1995 (the "Closing Date"), or at such other date as the parties hereto may agree. Each of the transactions set forth in Section 1 above shall be deemed to have occurred simultaneously on the Closing Date, regardless of the actual order or time of occurrence.

         3. Waiver. UTSC hereby waives the requirement contained in the last sentence of Section 2 of the Letter Agreement providing for 30 days' written notice from TIMET prior to TIMET's making any prepayment of the Deferred Interest.

         4.      Further Cooperation.      In addition to the termination
statements referred to in Section 1(c)(ii) above, UTSC agrees to execute and deliver to TIMET such other and further documents as TIMET may from time to time reasonably request to properly evidence the release and termination of the UTSC Lien.

         5.      Arbitration.     Any controversy or claim arising out of or
relating to this Agreement shall be settled in the manner provided for settlement of disputes in Section 29 of that certain Investors' Agreement, dated May 30, 1990, as amended, among

UTSC, Toho Titanium Co., Ltd., Nippon Mining & Metals Co., Ltd., Nippon Steel Corporation, Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.), Inc., Tremont, and TIMET.





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         6.      Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York, without regard to New York conflict of laws rules.

         IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties hereto as of the effective date first hereinabove set forth.


                                       TITANIUM METALS CORPORATION




                                       By:___________________________________

                                       Title:_________________________________



                                       TREMONT CORPORATION




                                       By:___________________________________

                                       Title:_________________________________



                                       UNION TITANIUM SPONGE CORPORATION




                                       By:___________________________________

                                       Title:_________________________________





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